NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT.
INCORPORATED UNDER THE LAWS OF THE STATE OF

Delaware

NUMBER

0100

CARDIO VASCULAR MEDICAL DEVICE CORP.

SHARES

4,000,000

AUTHORIZED COMMON STOCK: 200,000,000 SHARES
PAR VALUE: $.0001

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER, THE TRANSFER QUALIFIES FOR AN EXEMPTION FROM OR EXEMPTION TO THE REGISTRATION PROVISIONS THEREOF."

This Certifies that ***BENNY GABER***

Is The Record Holder Of ***FOUR MILLION***

Shares of Cardio Vascular Medical Device Corp. **Common Stock**

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated: AUGUST 22, 2007

SECRETARY

CORPORATE CORPORATE CORPORATE CORPORATE Seal Delaware April 24, 2007

PRESIDENT

NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT

Countersigned & Registered

Nevada Agency and Trust Company
50 West Liberty Street • Suite 880 • Reno Nevada 89501

Authorized Signature